SUPPLEMENT

TO PROSPECTUS SUPPLEMENT DATED June 26, 1998
(To Prospectus dated March 18, 1998)



                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 1998-11

                                    Issuer


---------------------       -------------------
The Class A-3
certificates
represent
obligations of the
trust only and do                The Class A-3 Certificates
not represent an
interest in or                   o   This supplement relates to the offering of the Class A-3
obligation of CWMBS,                 certificates of the series referenced above. This
Inc., Countrywide                    supplement does not contain complete information about the
Home Loans, Inc.,                    offering of the Class A-3 certificates. Additional
Countrywide Home                     information is contained in the prospectus supplement
Loans Servicing LP,                  dated June 26, 1998 prepared in connection with the
or any of their                      offering of the offered certificates of the series
affiliates.                          referenced above and in the prospectus of the depositor
                                     dated March 18, 1998. You are urged to read this
This supplement may                  supplement, the prospectus supplement and the prospectus
be used to offer and                 in full.
sell the offered
certificates only if             o   As of the April 25, 2002, the class certificate balance of
accompanied by the                   the Class A-3 certificates was approximately $10,704,758.
prospectus
supplement and the
prospectus.
---------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

April 30, 2002

                               THE MORTGAGE POOL


     As of April 1, 2002 (the "Reference Date"), The Mortgage Loans included approximately 517 Mortgage Loans having an aggregate Stated Principal Balance of approximately $124,012,303.


     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                         As of
                                                                                     April 1, 2002
     Total Number of Mortgage Loans ...........................................          517
     Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
              30-59 days.......................................................         2.70%
                                                                                        -----
              60-90 days.......................................................         0.39%
                                                                                        -----
              91 days or more (excluding pending foreclosures).................         0.97%
                                                                                        -----
              Total Delinquencies..............................................         4.06%
                                                                                        =====
     Foreclosures Pending......................................................         1.35%
                                                                                       -----
     Total Delinquencies and foreclosures pending..............................         5.41%
                                                                                        =====


--------------

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by Countrywide Home Loans, Inc. (including Countrywide Home Loans Servicing LP) and its subsidiaries and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and any relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $26.438 billion at March 31, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount of severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:



                                                       At February 28, (29),                          10 Month
                                                                                                    Period Ended
                                                                                                    December 31,

                                       1998            1999            2000            2001             2001
                                       ----            ----            ----            ----             ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days.............      1.08%           1.03%           1.37%           1.61%            1.89%
         60-89 days.............      0.16            0.18            0.22            0.28             0.39
         90 days or more
              (excluding
              pending
              foreclosures).....      0.16            0.12            0.16            0.14             0.23
                                      ----            ----            ----            ----             ----
         Total of delinquencies.
                                      1.40%           1.33%           1.75%           2.03%            2.51%
                                      ====            ====            ====            ====             ====
Foreclosures pending............      0.17%           0.14%           0.16            0.27%            0.31%
                                      ====            ====            ====            ====             ====
Total delinquencies and
     foreclosures pending.......      1.57%           1.47%           1.92%           2.30%            2.82%
                                      ====            ====            ====            ====             ====
Net Gains/(Losses) on
     liquidated loans (1) ......  $(2,662,000)    $(3,704,605)    $(3,076,240)    $(2,988,604)     $(5,677,141)
Percentage of Net
     Gains/(Losses) on
     liquidated loans (1)(2) ...     (0.024)%        (0.0018)%       (0.017)%        (0.014)%         (0.022)%
Percentage of Net
     Gains/(Losses) on
     liquidated loans (based on
     average outstanding             (0.027)%        (0.021)%        (0.018)%        (0.015)%         (0.023)%
     principal balance)(1) .....
-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                   DESCRIPTION OF THE CLASS A-3 CERTIFICATES

     The Class A-3 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-3 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of April 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class A-3 Certificates was approximately $10,704,758 evidencing a beneficial ownership interest of approximately 8.632% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $108,056,538 and evidenced in the aggregate a beneficial ownership interest of approximately 87.134% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $15,955,764 and evidenced in the aggregate a beneficial ownership interest of approximately 12.866% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The monthly statement for April 2002, which has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations --Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of SPA, (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described in the Prospectus Supplement without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vi) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of such Mortgage Loan by its respective remaining term to maturity, (vii) the Class Certificate Balance of the Class A-3 Certificates is $10,704,758, (viii) interest accrues on the Class A-3 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class A-3 Certificates is April 30, 2002, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional

Purchase of Defaulted Loans" and "--Optional Termination" in the Prospectus Supplement, and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA (as defined below), this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, a 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence, for example, 250% SPA assumes prepayments rates will be 0.5% in month one, 1.00% per annum in month two, and increasing by 0.5% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, it is not likely that (i) all of the Mortgage Loans have the interest rates, remaining terms to maturity or any other precise characteristics described under "Revised Structuring Assumptions" herein or (ii) all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining terms to maturity of the Mortgage Loans are consistent with the remaining terms to maturity of the Mortgage Loans assumed in the Revised Structuring Assumptions.



                                    Percent of Class Certificate
                                        Balance Outstanding*


                                                            Class A-3
                                                       Percentages of SPA
         Distribution Date               0%       100%       275%       400%        500%
         -----------------               --       ----       ----       ----        ----
Initial Percent..................      100        100        100        100        100
 April 30, 2002..................      100        100        100        100        100
 April 25, 2003..................      100        100        100        100        100
 April 25, 2004                        100        100        100         85         47
 April 25, 2005                        100        100         95         37         19
 April 25, 2006                        100        100         65         11          0
 April 25, 2007                        100        100         48          1          0
 April 25, 2008                        100        100         38          0          0
 April 25, 2009                        100        100         31          0          0
 April 25, 2010                        100        100         25          0          0
 April 25, 2011                        100        100         21          0          0
 April 25, 2012                        100        100         17          0          0
 April 25, 2013                        100         94         13          0          0
 April 25, 2014                        100         85         11          0          0
 April 25, 2015                        100         76          9          0          0
 April 25, 2016                        100         68          7          0          0
 April 25, 2017                        100         60          5          0          0
 April 25, 2018                        100         53          4          0          0
 April 25, 2019                        100         46          3          0          0
 April 25, 2020                        100         40          2          0          0
 April 25, 2021                        100         33          2          0          0
 April 25, 2022                        100         28          1          0          0
 April 25, 2023                         96         22          1          0          0
 April 25, 2024                         78         17          1          0          0
 April 25, 2025                         60         12          0          0          0
 April 25, 2026                         40          8          0          0          0
 April 25, 2027                         20          4          0          0          0
 April 25, 2028                          2          0          0          0          0
 April 25, 2029                          0          0          0          0          0
 Weighted Average Life (years) **..   23.5       17.0        6.5        2.9        2.0



          *     Rounded to the nearest whole percentage.
          **    Determined as specified under "Weighted Average Lives of the Offered
Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,648,838 and $50,000 and $3,350,190, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-3 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     - certifies that such owner is not a U.S. Holder, and

     - provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities, who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the

Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-3 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-3 Certificates are currently rated "AAA" by Fitch Ratings and Aaa by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.



                            METHOD OF DISTRIBUTION


     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


                              The Mortgage Loans






                                           Mortgage Rates (1)
---------------------------------------------------------------------------------------------
                                      Number of          Aggregate
                                      Mortgage       Principal Balance        Percent of Loan
         Mortgage Rates (%)             Loans           Outstanding                 Group
---------------------------------------------------------------------------------------------
6.500                                         1            $160,943.00              0.13%
6.625                                         2            $268,838.00              0.22
6.750                                        10          $2,069,075.00              1.67
6.875                                        19          $2,951,486.00              2.38
7.000                                        22          $3,220,107.00              2.60
7.125                                        30          $4,556,607.00              3.67
7.250                                        58         $13,859,694.00             11.18
7.375                                        70         $21,077,976.00             17.00
7.500                                       119         $32,428,413.00             26.15
7.625                                        55         $15,321,157.00             12.35
7.750                                        54         $13,648,803.00             11.01
7.875                                        40          $8,456,894.00              6.82
8.000                                        19          $2,886,268.00              2.33
8.125                                         7            $992,457.00              0.80
8.250                                         5          $1,067,555.00              0.86
8.375                                         3            $233,722.00              0.19
8.500                                         1             $76,734.00              0.06
8.750                                         1            $367,797.00              0.30
8.875                                         1            $367,778.00              0.30
                                              -            -----------            ------
                                 Total      517        $124,012,304.00            100.00%

----------------------------
(1)  The Lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Reference
     Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is expected to be approximately



                       Documentation Program for Mortgage Loans
-----------------------------------------------------------------------------------------
                                  Number of           Aggregate
                                  Mortgage        Principal Balance      Percent of Loan
       Type of Program             Loans             Outstanding               Group
-----------------------------------------------------------------------------------------
Full                                    236          $56,898,816.00             45.88%
Alternative                             193          $40,953,673.00             33.02
Reduced                                  68          $21,984,845.00             17.73
Streamlined                              20           $4,174,969.00              3.37
                                         --           -------------              ----
                       Total            517         $124,012,303.00             100.00%
                                        ===         ===============             ======



                             Original Loan-to-Value Ratios(1)
-----------------------------------------------------------------------------------------------
                                          Number of         Aggregate
                                           Mortgage      Principal Balance    Percent of Loan
Original Loan-to-Value Ratios (%)           Loans           Outstanding              Group
-----------------------------------------------------------------------------------------------
50.00 and below                                  26          $7,631,553.00            6.15 %
50.01-55.00                                      16          $4,277,894.00            3.45
55.01-60.00                                      20          $5,285,281.00            4.26
60.01-65.00                                      34          $9,306,125.00            7.50
65.01-70.00                                      50         $14,414,848.00           11.62
70.01-75.00                                      87         $24,033,817.00           19.38
75.01-80.00                                     179         $42,571,214.00           34.33
80.01-85.00                                      27          $4,768,490.00            3.85
85.01-90.00                                      48          $8,038,463.00            6.48
90.01-95.00                                      30          $3,684,617.00            2.97
                                                 --          -------------            ----
                                Total           517        $124,012,302.00          100.00 %
                                                ===        ===============          ======
----------------------------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 71.33%.



                         Current Mortgage Principal Balances(1)
-----------------------------------------------------------------------------------------
                                    Number of          Aggregate
Current Mortgage Loan               Mortgage       Principal Balance    Percent of Loan
       Amounts                        Loans           Outstanding              Group
-----------------------------------------------------------------------------------------
       $0.01 to $50,000.00                 11            $370,039.00            0.30 %
 $50,000.01 to $100,000.00                 90          $6,937,731.00            5.59
$100,000.01 to $150,000.00                 69          $8,384,777.00            6.76
$150,000.01 to $200,000.00                 28          $4,934,719.00            3.98
$200,000.01 to $250,000.00                 79         $18,460,186.00           14.89
$250,000.01 to $300,000.00                 87         $23,873,334.00           19.25
$300,000.01 to $350,000.00                 59         $19,023,249.00           15.34
$350,000.01 to $400,000.00                 35         $12,906,705.00           10.41
$400,000.01 to $450,000.00                 25         $10,566,000.00            8.52
$450,000.01 to $500,000.00                 14          $6,614,771.00            5.33
$500,000.01 to $550,000.00                  6          $3,106,463.00            2.50
$550,000.01 to $600,000.00                  4          $2,278,908.00            1.84
$600,000.01 to $650,000.00                  8          $4,955,811.00            4.00
$700,000.01 to $750,000.00                  1            $737,059.00            0.59
$750,000.01 to $1,000,000.00                1            $862,552.00            0.70
                                            -            -----------            ----
                          Total           517        $124,012,304.00          100.00 %
                                          ===        ===============          ======

----------------------------
(1)  As of the Reference Date, the average current principal balance for Mortgage Loans is expected to be approximately $239,869.


                               Types of Mortgaged Properties
-----------------------------------------------------------------------------------------
                                  Number of          Aggregate
                                  Mortgage       Principal Balance    Percent of Loan
      Property Types                Loans           Outstanding              Group
-----------------------------------------------------------------------------------------
Single Family                           404         $94,224,566.00           75.98 %
Planned Unit Development                 90         $25,832,323.00           20.83
2-4 Family                                8          $1,647,200.00            1.33
3-4 Family                                5          $1,208,089.00            0.97
Condominium                               7            $871,692.00            0.70
Manufactured                              3            $228,433.00            0.18
                                          -            -----------            ----
                            Total       517        $124,012,303.00          100.00 %
                                        ===        ===============          ======




                                   Occupancy Types (1)
-----------------------------------------------------------------------------------------
                                  Number of          Aggregate
                                  Mortgage       Principal Balance    Percent of Loan
      Occupancy Types               Loans           Outstanding              Group
-----------------------------------------------------------------------------------------
Primary Residence                       491        $116,416,250.00           93.87 %
Investor Property                        17          $4,614,355.00            3.72
Secondary Residence                       9          $2,981,697.00            2.40
                                          -          -------------            ----
                           Total        517        $124,012,302.00          100.00 %
                                        ===        ===============          ======

---------------------------
     (1)  Based upon representations of the related mortgagors at the time of origination.




                                 Purpose of Mortgage Loans
-----------------------------------------------------------------------------------------
                                  Number of          Aggregate
                                  Mortgage       Principal Balance    Percent of Loan
      Loan Purpose                  Loans           Outstanding              Group
-----------------------------------------------------------------------------------------
Purchase                                197         $46,843,005.00           37.77 %
Refinance (rate/term)                   161         $42,286,233.00           34.10
Refinance (cash out)                    159         $34,883,064.00           28.13
                                        ---         --------------           -----
                           Total        517        $124,012,302.00          100.00 %
                                        ===        ===============          ======



                       State Distribution of Mortgaged Properties(1)
-----------------------------------------------------------------------------------------
                                  Number of          Aggregate
                                  Mortgage       Principal Balance    Percent of Loan
      State                         Loans           Outstanding              Group
-----------------------------------------------------------------------------------------
California                              171         $54,179,180.00           43.69 %
Colorado                                 19          $4,385,906.00            3.54
Florida                                  14          $2,663,624.00            2.15
Hawaii                                   10          $3,353,894.00            2.70
Illinois                                 19          $3,852,815.00            3.11
Massachusetts                            12          $2,836,658.00            2.29
Maryland                                 12          $2,893,936.00            2.33
Michigan                                 15          $2,565,920.00            2.07
New Jersey                               12          $2,561,684.00            2.07
New York                                  8          $2,603,191.00            2.10
Ohio                                     19          $2,717,481.00            2.19
Oregon                                   13          $2,852,850.00            2.30
Pennsylvania                             17          $3,410,449.00            2.75
Tennessee                                12          $2,680,088.00            2.16
Texas                                    25          $5,716,575.00            4.61
Utah                                     13          $2,866,430.00            2.31
Washington                               21          $4,057,616.00            3.27
Other (Less than 2%)                    105         $17,814,008.00           14.37

                       Total            517        $124,012,305.00          100.00 %
                                        ===        ===============          ======
---------------------------
     (1)  Other includes 28 other states and the District of Columbia with under 2%
          concentrations individually. No more than approximately 2.13% of the Mortgage
          Loans will be secured by Mortgaged Properties located in any one postal zip code area.




                              Remaining Terms to Maturity(1)
-----------------------------------------------------------------------------------------
                                  Number of          Aggregate
Remaining Term to Maturity        Mortgage       Principal Balance    Percent of Loan
        (Months)                    Loans           Outstanding              Group
-----------------------------------------------------------------------------------------
315                                      18          $5,736,202.00            4.63 %
314                                     104         $32,521,446.00           26.22
313                                     236         $62,845,845.00           50.68
312                                      68         $12,722,245.00           10.26
311                                      47          $5,627,373.00            4.54
310                                      23          $2,140,594.00            1.73
309                                       9            $932,914.00            0.75
308                                       1             $78,980.00            0.06
307                                       2            $152,616.00            0.12
306                                       2            $267,017.00            0.22
265                                       2            $234,063.00            0.19
253                                       1             $76,822.00            0.06
252                                       1            $302,867.00            0.24
251                                       1             $44,781.00            0.04
221                                       1             $92,801.00            0.07
192                                       1            $235,735.00            0.19
                                          -            -----------            ----
                                Total   517        $124,012,301.00          100.00 %

----------------------------
     (1)  As of the Reference Date, the weighted average remaining term to maturity of the
          Mortgage Loans in Loan Group 1 is expected to be approximately 312 months.



                                           A-5



                                        EXHIBIT 2

                               April 2002 Trustee Statement
                                        [Attached]




              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11

--------------------------------------------------------------------------------------------------------------------
                                            Certificate                       Pass
                     Cusip       Class         Rate          Beginning       Through     Principal      Interest
      Class          Cusip    Description      Type           Balance       Rate (%)    Distribution  Distribution
--------------------------------------------------------------------------------------------------------------------
       A1          12669AUF9     Senior     Fix-30/360    10,479,347.38        6.750000  3,023,563.38      58,946.33
       A2          12669AUG7     Senior     Fix-30/360    24,656,000.00        6.750000          0.00     138,690.00
       A3          12669AUH5     Senior     Fix-30/360    10,704,758.00        6.500000          0.00      57,984.11
       A4          12669AUJ1     Senior     Fix-30/360    15,471,894.31        6.750000    974,380.04      87,029.41
       A5          12669AUK8     Senior     Fix-30/360    31,795,623.00        6.750000          0.00     178,850.38
       A6          12669AUL6     Senior     Fix-30/360     3,100,000.00        7.000000          0.00      18,083.33
       A7          12669AUM4     Senior     Fix-30/360     3,089,000.00        7.000000          0.00      18,019.17
       A8          12669AUN2     Senior     Fix-30/360     2,623,000.00        7.000000          0.00      15,300.83
       A9          12669AUP7     Senior     Fix-30/360     1,892,757.00        7.000000          0.00      11,041.08
       A10         12669AUQ5     Senior     Fix-30/360     8,297,388.54        6.250000    748,905.61      43,215.57
       A11         12669AUR3     Senior     Var-30/360     2,353,424.96        2.300000  1,985,431.87       4,510.73
       A12         12669AUS1     Senior     Var-30/360       610,147.23       23.914285    514,741.61      12,159.36
       A13         12669AWJ9    Strip IO    Fix-30/360       614,621.37        6.750000          0.00       3,457.25
       PO          12669AUT9     Senior     Fix-30/360       234,073.37        0.000000      3,853.50           0.00
       X1A         12669AUU6    Strip IO    Fix-30/360             0.00        0.000000          0.00           0.00
       X1B         12669AUV4    Strip IO    Fix-30/360    55,506,861.45        0.508998          0.00      23,544.05
       X1C         12669AVD3    Strip IO    Fix-30/360    60,442,000.00        0.508998          0.00      25,637.36
       X1D         12669AVE1    Strip IO    Fix-30/360     3,851,730.88        0.508998          0.00       1,633.77
        M          12669AUX0     Senior     Fix-30/360     8,519,797.36        6.750000      9,019.95      47,923.86
       B1          12669AUY8     Senior     Fix-30/360     3,215,017.85        6.750000      3,403.75      18,084.48
       B2          12669AUZ5     Senior     Fix-30/360     1,446,757.54        6.750000      1,531.69       8,138.01
       B3          12669AVA9     Senior     Fix-30/360     1,125,255.76        6.750000      1,191.31       6,329.56
       B4          12669AVB7     Senior     Fix-30/360       803,754.00        6.750000        850.94       4,521.12
       B5          12669AVC5     Senior     Fix-30/360       862,092.17        6.750000     13,611.99       4,849.27
       AR          12669AUW2     Senior     Fix-30/360             0.00        6.750000          0.00           0.03
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
     Totals                                              131,280,088.47                  7,280,485.64     787,949.06
--------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------
                                     Current                    Cumulative
                      Total         Realized       Ending        Realized
      Class        Distribution      Losses       Balance         Losses
--------------------------------------------------------------------------
       A1           3,082,509.71      0.00      7,455,784.01        0.00
       A2             138,690.00      0.00     24,656,000.00        0.00
       A3              57,984.11      0.00     10,704,758.00        0.00
       A4           1,061,409.45      0.00     14,497,514.27        0.00
       A5             178,850.38      0.00     31,795,623.00        0.00
       A6              18,083.33      0.00      3,100,000.00        0.00
       A7              18,019.17      0.00      3,089,000.00        0.00
       A8              15,300.83      0.00      2,623,000.00        0.00
       A9              11,041.08      0.00      1,892,757.00        0.00
       A10            792,121.18      0.00      7,548,482.93        0.00
       A11          1,989,942.60      0.00        367,993.09        0.00
       A12            526,900.97      0.00         95,405.62        0.00
       A13              3,457.25      0.00        559,146.88        0.00
       PO               3,853.50      0.00        230,219.87        0.00
       X1A                  0.00      0.00              0.00        0.00
       X1B             23,544.05      0.00     52,282,436.07        0.00
       X1C             25,637.36      0.00     60,442,000.00        0.00
       X1D              1,633.77      0.00              0.00        0.00
        M              56,943.81      0.00      8,510,777.41        0.00
       B1              21,488.23      0.00      3,211,614.10        0.00
       B2               9,669.70      0.00      1,445,225.85        0.00
       B3               7,520.88      0.00      1,124,064.44        0.00
       B4               5,372.05      0.00        802,903.06        0.00
       B5              18,461.26      0.00        861,179.47   92,176.68
       AR                   0.03      0.00              0.00        0.00
-------------------------------------------------------------------------
-------------------------------------------------------------------------
     Totals         8,068,434.70      0.00     24,012,302.12   92,176.68
-------------------------------------------------------------------------



              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11



-------------------------------------------------------------------------------------------------------------------------------
                                  Original         Beginning         Scheduled                  Unscheduled       Net
                                Certificate       Certificate        Principal      Accretion    Principal     Principal
    Class         Cusip           Balance           Balance         Distribution    Principal    Adjustments   Distribution
-------------------------------------------------------------------------------------------------------------------------------
      A1        12669AUF9      95,125,000.00      10,479,347.38      3,023,563.38      0.00          0.00      3,023,563.38
      A2        12669AUG7      24,656,000.00      24,656,000.00              0.00      0.00          0.00              0.00
      A3        12669AUH5      10,704,758.00      10,704,758.00              0.00      0.00          0.00              0.00
      A4        12669AUJ1      42,750,000.00      15,471,894.31        974,380.04      0.00          0.00        974,380.04
      A5        12669AUK8      31,795,623.00      31,795,623.00              0.00      0.00          0.00              0.00
      A6        12669AUL6       3,100,000.00       3,100,000.00              0.00      0.00          0.00              0.00
      A7        12669AUM4       3,089,000.00       3,089,000.00              0.00      0.00          0.00              0.00
      A8        12669AUN2       2,623,000.00       2,623,000.00              0.00      0.00          0.00              0.00
      A9        12669AUP7       1,892,757.00       1,892,757.00              0.00      0.00          0.00              0.00
     A10        12669AUQ5      35,323,000.00       8,297,388.54        748,905.61      0.00          0.00        748,905.61
     A11        12669AUR3      53,124,088.00       2,353,424.96      1,985,431.87      0.00          0.00      1,985,431.87
     A12        12669AUS1      13,772,912.00         610,147.23        514,741.61      0.00          0.00        514,741.61
     A13        12669AWJ9       2,616,518.00         614,621.37              0.00      0.00          0.00              0.00
      PO        12669AUT9         311,832.00         234,073.37          3,853.50      0.00          0.00          3,853.50
     X1A        12669AUU6       7,632,000.00               0.00              0.00      0.00          0.00              0.00
     X1B        12669AUV4     105,495,000.00      55,506,861.45              0.00      0.00          0.00              0.00
     X1C        12669AVD3      60,442,000.00      60,442,000.00              0.00      0.00          0.00              0.00
     X1D        12669AVE1     144,021,776.00       3,851,730.88              0.00      0.00          0.00              0.00
      M         12669AUX0       8,878,004.00       8,519,797.36          9,019.95      0.00          0.00          9,019.95
      B1        12669AUY8       3,350,190.00       3,215,017.85          3,403.75      0.00          0.00          3,403.75
      B2        12669AUZ5       1,507,585.00       1,446,757.54          1,531.69      0.00          0.00          1,531.69
      B3        12669AVA9       1,172,566.00       1,125,255.76          1,191.31      0.00          0.00          1,191.31
      B4        12669AVB7         837,547.00         803,754.00            850.94      0.00          0.00            850.94
      B5        12669AVC5       1,005,059.00         862,092.17         13,611.99      0.00          0.00         13,611.99
      AR        12669AUW2             100.00               0.00              0.00      0.00          0.00              0.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
    Totals                     335,019,021.00    131,280,088.47      7,280,485.64      0.00          0.00      7,280,485.64
-------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------
                     Current            Ending        Ending
                    Realized         Certificate   Certificate
    Class            Losses             Balance        Factor
----------------------------------------------------------------
      A1              0.00       7,455,784.01      0.07837880690
      A2              0.00      24,656,000.00      1.00000000000
      A3              0.00      10,704,758.00      1.00000000000
      A4              0.00      14,497,514.27      0.33912314084
      A5              0.00      31,795,623.00      1.00000000000
      A6              0.00       3,100,000.00      1.00000000000
      A7              0.00       3,089,000.00      1.00000000000
      A8              0.00       2,623,000.00      1.00000000000
      A9              0.00       1,892,757.00      1.00000000000
     A10              0.00       7,548,482.93      0.21369880616
     A11              0.00         367,993.09      0.00692704760
     A12              0.00          95,405.62      0.00692704793
     A13              0.00         559,146.88      0.21369884851
      PO              0.00         230,219.87      0.73828173819
     X1A              0.00               0.00      0.00000000000
     X1B              0.00      52,282,436.07      0.49559160216
     X1C              0.00      60,442,000.00      1.00000000000
     X1D              0.00               0.00      0.00000000000
      M               0.00       8,510,777.41      0.95863635725
      B1              0.00       3,211,614.10      0.95863640602
      B2              0.00       1,445,225.85      0.95863639657
      B3              0.00       1,124,064.44      0.95863639616
      B4              0.00         802,903.06      0.95863641971
      B5              0.00         861,179.47      0.85684469486
      AR              0.00               0.00      0.00000000000
-----------------------------------------------------------------

-----------------------------------------------------------------
    Totals            0.00     124,012,302.12
-----------------------------------------------------------------


              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11

----------------------------------------------------------------------------------------------------------------------
                    Beginning            Pass             Accrued          Cumulative                     Total
                   Certificate          Through           Optimal            Unpaid        Deferred      Interest
   Class             Balance            Rate (%)          Interest           Interest       Interest        Due
----------------------------------------------------------------------------------------------------------------------
    A1            10,479,347.38         6.750000          58,946.33              0.00        0.00       58,946.33
    A2            24,656,000.00         6.750000         138,690.00              0.00        0.00      138,690.00
    A3            10,704,758.00         6.500000          57,984.11              0.00        0.00       57,984.11
    A4            15,471,894.31         6.750000          87,029.41              0.00        0.00       87,029.41
    A5            31,795,623.00         6.750000         178,850.38              0.00        0.00      178,850.38
    A6             3,100,000.00         7.000000          18,083.33              0.00        0.00       18,083.33
    A7             3,089,000.00         7.000000          18,019.17              0.00        0.00       18,019.17
    A8             2,623,000.00         7.000000          15,300.83              0.00        0.00       15,300.83
    A9             1,892,757.00         7.000000          11,041.08              0.00        0.00       11,041.08
    A10            8,297,388.54         6.250000          43,215.57              0.00        0.00       43,215.57
    A11            2,353,424.96         2.300000           4,510.73              0.00        0.00        4,510.73
    A12              610,147.23        23.914285          12,159.36              0.00        0.00       12,159.36
    A13              614,621.37         6.750000           3,457.25              0.00        0.00        3,457.25
    PO               234,073.37         0.000000               0.00              0.00        0.00            0.00
    X1A                    0.00         0.000000               0.00              0.00        0.00            0.00
    X1B           55,506,861.45         0.508998          23,544.05        151,563.09        0.00       23,544.05
    X1C           60,442,000.00         0.508998          25,637.36        153,835.89        0.00       25,637.36
    X1D            3,851,730.88         0.508998           1,633.77         64,197.60        0.00        1,633.77
     M             8,519,797.36         6.750000          47,923.86              0.00        0.00       47,923.86
    B1             3,215,017.85         6.750000          18,084.48              0.00        0.00       18,084.48
    B2             1,446,757.54         6.750000           8,138.01              0.00        0.00        8,138.01
    B3             1,125,255.76         6.750000           6,329.56              0.00        0.00        6,329.56
    B4               803,754.00         6.750000           4,521.12              0.00        0.00        4,521.12
    B5               862,092.17         6.750000           4,849.27              0.00        0.00        4,849.27
    AR                     0.00         6.750000               0.00              0.00        0.00            0.00
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
  Totals         131,280,088.47                          787,949.03        369,596.58        0.00      838,764.20
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------
                           Net         Unscheduled
                       Prepayment        Interest          Interest
   Class               Int Shortfall     Adjustment           Paid
----------------------------------------------------------------------

    A1                       0.00            0.00       58,946.33
    A2                       0.00            0.00      138,690.00
    A3                       0.00            0.00       57,984.11
    A4                       0.00            0.00       87,029.41
    A5                       0.00            0.00      178,850.38
    A6                       0.00            0.00       18,083.33
    A7                       0.00            0.00       18,019.17
    A8                       0.00            0.00       15,300.83
    A9                       0.00            0.00       11,041.08
    A10                      0.00            0.00       43,215.57
    A11                      0.00            0.00        4,510.73
    A12                      0.00            0.00       12,159.36
    A13                      0.00            0.00        3,457.25
    PO                       0.00            0.00            0.00
    X1A                      0.00            0.00            0.00
    X1B                      0.00            0.00       23,544.05
    X1C                      0.00            0.00       25,637.36
    X1D                      0.00            0.00        1,633.77
     M                       0.00            0.00       47,923.86
    B1                       0.00            0.00       18,084.48
    B2                       0.00            0.00        8,138.01
    B3                       0.00            0.00        6,329.56
    B4                       0.00            0.00        4,521.12
    B5                       0.00            0.00        4,849.27
    AR                       0.00            0.00            0.03
----------------------------------------------------------------------

----------------------------------------------------------------------
  Totals                     0.00            0.00      787,949.06
----------------------------------------------------------------------



              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11

                                   Original           Beginning Cert.                                             Ending Cert.
                                  Certificate            Notional            Principal           Interest           Notional
   Class          Cusip             Balance               Balance           Distribution       Distribution          Balance
-----------------------------------------------------------------------------------------------------------------------------------
    A1          12669AUF9        95,125,000.00         110.163967246        31.785160341        0.619672316         78.378806905
    A2          12669AUG7        24,656,000.00       1,000.000000000         0.000000000        5.625000000      1,000.000000000
    A3          12669AUH5        10,704,758.00       1,000.000000000         0.000000000        5.416666667      1,000.000000000
    A4          12669AUJ1        42,750,000.00         361.915656421        22.792515581        2.035775567        339.123140840
    A5          12669AUK8        31,795,623.00       1,000.000000000         0.000000000        5.625000000      1,000.000000000
    A6          12669AUL6         3,100,000.00       1,000.000000000         0.000000000        5.833333333      1,000.000000000
    A7          12669AUM4         3,089,000.00       1,000.000000000         0.000000000        5.833333333      1,000.000000000
    A8          12669AUN2         2,623,000.00       1,000.000000000         0.000000000        5.833333333      1,000.000000000
    A9          12669AUP7         1,892,757.00       1,000.000000000         0.000000000        5.833333333      1,000.000000000
    A10         12669AUQ5        35,323,000.00         234.900448433        21.201642273        1.223439836        213.698806160
    A11         12669AUR3        53,124,088.00          44.300524434        37.373476838        0.084909338          6.927047596
    A12         12669AUS1        13,772,912.00          44.300524768        37.373476838        0.882846157          6.927047930
    A13         12669AWJ9         2,616,518.00         234.900494984         0.000000000        1.321315284        213.698848509
    PO          12669AUT9           311,832.00         750.639354218        12.357616024        0.000000000        738.281738194
    X1A         12669AUU6         7,632,000.00           0.000000000         0.000000000        0.000000000          0.000000000
    X1B         12669AUV4       105,495,000.00         526.156324470         0.000000000        0.223176886        495.591602161
    X1C         12669AVD3        60,442,000.00       1,000.000000000         0.000000000        0.424164598      1,000.000000000
    X1D         12669AVE1       144,021,776.00          26.744086811         0.000000000        0.011343895          0.000000000
     M          12669AUX0         8,878,004.00         959.652345429         1.015988182        5.398044443        958.636357247
    B1          12669AUY8         3,350,190.00         959.652394255         1.015988234        5.398044718        958.636406021
    B2          12669AUZ5         1,507,585.00         959.652384789         1.015988224        5.398044664        958.636396565
    B3          12669AVA9         1,172,566.00         959.652384382         1.015988223        5.398044662        958.636396159
    B4          12669AVB7           837,547.00         959.652407955         1.015988248        5.398044795        958.636419707
    B5          12669AVC5         1,005,059.00         857.752801540        13.543474359        4.824859509        856.844694855
    AR          12669AUW2               100.00           0.000000000         0.000000000        0.339265528          0.000000000

-----------------------------------------------------------------------------------------------------------------------------------
  Totals                        335,019,021.00         391.858611723        21.731559057        2.351953204        370.164958843
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------
                   Pass
                  Through
   Class          Rate (%)
-----------------------------
    A1            6.750000
    A2            6.750000
    A3            6.500000
    A4            6.750000
    A5            6.750000
    A6            7.000000
    A7            7.000000
    A8            7.000000
    A9            7.000000
    A10           6.250000
    A11           2.300000
    A12          23.914285
    A13           6.750000
    PO            0.000000
    X1A           0.000000
    X1B           0.508998
    X1C           0.508998
    X1D           0.508998
     M            6.750000
    B1            6.750000
    B2            6.750000
    B3            6.750000
    B4            6.750000
    B5            6.750000
    AR            6.750000

-----------------------------
  Totals
-----------------------------



              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11

Pool Level Data                                                                                                           4/25/02
Distribution Date                                                                                                          6/1/98
Cut-off Date                                                                                                               4/1/02
Determination Date                                                                                                         3/1/02
Accrual Period                      Begin                                                                                  4/1/02
                                    End
                                                                                                                               31
Number of Days in Accrual Period

-------------------------------------------------------------------------
                           Collateral Information
-------------------------------------------------------------------------
Group 1
Cut-off Date Balance                                                                                               335,019,021.28

Beginning Aggregate Pool Stated Principal Balance                                                                  131,280,088.88
Ending Aggregate Pool Stated Principal Balance                                                                     125,012,302.53

Beginning Aggregate Certificate Stated Principal Balance                                                           131,280,088.48
Ending Aggregate Certificate Stated Balance                                                                        124,012,302.13

Beginning Aggregate Loan Count                                                                                                541
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing                                                          24
Agreement                                                                                                                     517
Ending Aggregate Loan Count

Beginning Weighted Average Loan Rate (WAC)                                                                              7.495965%
Ending Net Weighted Average Loan  Rate (WAC)                                                                            7.495148%

Beginning Net Weighted Average Loan Rate                                                                                7.202454%
Ending Net Weighted Average Loan Rate                                                                                   7.199656%

Weighted Average maturity (WAM) (Months)                                                                                      312

Servicer Advances                                                                                                       37,363.03

Aggregate Pool Prepayment                                                                                            7,128,765.81
Pool Prepayment Rate                                                                                                  48,8657 CPR




              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                                 CWMBS, INC.
                                                     Mortgage Pass - Through Certificates
                                                                Series 1998-11



-------------------------------------------------------------------------
                           Certificate Information
-------------------------------------------------------------------------
Group 1

Senior Percentage                                                                                                  87.8113999349%
Senior Prepayment Percentage                                                                                     100.00000000000%

Subordinate Percentage                                                                                             12.1886000651%
Subordinate Prepayment Percentage                                                                                   0.00000000000




              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11


      Certificate Account                                                                                                    0.00

      Beginning Balance

      Deposit                                                                                                        8,079,169.32
      Payments of Interest and Principal                                                                                     0.00
      Liquidation Proceeds                                                                                                   0.00
      All Other Proceeds                                                                                                     0.00
      Other Amounts                                                                                                 -------------

      Total Deposits                                                                                                 8,079,169.32

      Withdrawals

      Reimbursement of Servicer Advances                                                                                     0.00
      Payment of Master Servicer Fees                                                                                   70,473.59
      Payment of Sub Servicer Fees                                                                                       3,775.51
      Payment of Other Fees                                                                                             24,418.53
      Payment of Insurance Premium(s)                                                                                        0.00
      Payment of Personal Mortgage Insurance                                                                                 0.00
      Other Permitted Withdrawal per the Pooling and Service Agreement                                                       0.00
      Payment of Principal and Interest                                                                              8,068,434.68
                                                                                                                     ------------
      Total Withdrawals                                                                                              8,167,102.31

      Ending Balance                                                                                                   -63,514.46

      Prepayment Compensation

      Total Gross Prepayment Interest Shortfall                                                                          7,691.60
      Compensation for Gross PPIS from Servicing Fees                                                                    7,691.60
      Other Gross PPIS Compensation                                                                                          0.00
                                                                                                                      -----------
      Total Net PPIS (Non-Supported PPIS)                                                                                    0.00

      Master Servicing Fees Paid                                                                                        70,473.59
      Sub Servicing Fees Paid                                                                                            3,775.51
      Insurance Premium(s) Paid                                                                                              0.00
      Personal Mortgage Insurance Fees Paid                                                                                  0.00
      Other Fees Paid                                                                                                   24,418.53
                                                                                                                        ---------
      Total Fees                                                                                                        98,667.63



              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11

      Delinquency
      Information


Delinquency Information

Group 1                                                 30 - 59 Days         60 - 89 Days        90+ Days               Totals
-------                                                 ------------         ------------        --------               ------

Delinquency
----------
Scheduled Principal Balance                             2.446,717.63           330,791,06      644,489.64            3,421,838.33
Percentage of Total Pool Balance                           1.972964%            0.266741%       0.519698%               2.759402%
Number of Loans                                                   14                    2               5                      21
Percentage of Total Loans                                  2.707930%            0.386847%       0.967118%               4.061896%

Foreclosure                                                     0.00                 0.00            0.00            1,475,135.65
-----------
Scheduled Principal Balance                                0.000000%            0.000000%       0.000000%               1.189508%
Percentage of Total Pool Balance                                   0                    0               0                       7
Number of Loans                                            0.000000%            0.000000%       0.000000%               1.353965%
Percentage of Total Loans

Bankruptcy                                                      0.00                 0.00            0.00                    0.00
----------
Scheduled Principal Balance                                0.000000%            0.000000%       0.000000%               0.000000%
Percentage of Total Pool Balance                                   0                    0               0                       0
Number of Loans                                            0.000000%            0.000000%       0.000000%               0.000000%
Percentage of Total Loans

REO                                                             0.00                 0.00            0.00              160,716.21
---
Scheduled Principal Balance                                0.000000%            0.000000%       0.000000%               0.129597%
Percentage of Total Pool Balance                                   0                    0               0                       2
Number of Loans                                            0.000000%            0.000000%       0.000000%               0.386847%
Percentage of Total Loans
                                                                                                    0.00
Book Value of all REO Loans                                                                     0.000000%
Percentage of Total Pool Balance
                                                                                                            0.00
Current Realized Losses                                                                                    (12,699.29)
Additional Gains (Recoveries)/Losses                                                                       92,176.68
Total Realized Losses




              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11

Subordination/Credit Enhancement Information

Protection                                                                                       Original                 Current
---------                                                                                        --------                 -------
Bankruptcy Loss                                                                                    50,000.00           50,000.00
Bankruptcy Percentage                                                                              0.014925%            0.040319%
Credit/Fraud Loss                                                                               6,664,828.00         3,350,190.21
Credit/Fraud Loss Percentage                                                                       1.989388%            2.701498%





              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11

                                                   ***

Protection                                                  Current                                 Original

Special Hazard Loss                                                                              3,332,414.00
                                                                                                 2,648,838.41 Special Hazard Loss

Percentage                                                                                       0.994694%
                                                                                                 2,135948%

Credit Support                                             Current                                 Original

Class A                                                                                        335,019,021.00
                                                                                               124,013,302.13 Class A Percentage
                                                                                               100.00000%
                                                                                               100.00000%




              THE
            BANK OF
           NEW YORK

   5 Penn Plaza 16th Fl.
    New York, NY  10001

Attn:  Courtney Bathololmew
        212-328-7569

                                                           CWMBS, INC.
                                               Mortgage Pass - Through Certificates
                                                          Series 1998-11



Protection                                                                                      Original                  Current
----------                                                                                      --------                  -------

Special Hazard Loss                                                                         3,332,414.00             2,648,838.41
Special Hazard Loss Percentage                                                                 0.994964%               2,1335948%

Credit Support                                                                                  Original                  Current
--------------                                                                                  --------                  -------
Class A                                                                                   335,019,021.00           124,012,302.13
Class A Percentage                                                                           100.000000%             100.0000000%



                                                             Page 7